UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2007

EAGLE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-20146	54-1601306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Main Street P.O. Box 391 Berryville, Virginia	22611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 955-2510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 18, 2007, the Registrant entered into an employment agreement (the “Agreement”) with Jeffrey S. Boppe, who serves as Senior Vice President and Senior Loan Officer for the Bank. The initial term of the Agreement will end December 31, 2007. The Agreement will renew for a term of one year each December 31st thereafter unless Mr. Boppe or the Registrant provides written notice to the other party 90 days prior to the renewal date. The Agreement provides for an initial base salary of $152,500, and Mr. Boppe is eligible for base salary increases and bonuses, as determined by the Board of Directors. Prior to the Agreement, Mr. Boppe was not covered by any employment agreement.

The Agreement provides for the termination of Mr. Boppe’s employment by the Company without “cause” and termination by him for “good reason” (as those terms are defined in the Agreement). Termination under either of these circumstances will entitle Mr. Boppe to (i) the payment of salary for the remainder of the then current term of the Agreement, (ii) a payment in cash equal to the greater of his highest cash bonus in any of the three fiscal years before the year in which termination occurs and the amount of cash bonus that he was designated to receive under the Company’s annual incentive plan and (iii) the continued benefit to him for the remainder of the then current term of the Agreement of all employee benefit plans and programs or arrangements in which he was entitled to participate prior to his termination. Mr. Boppe will not be entitled to any compensation or other benefits under the Agreement if his employment is terminated for cause. If Mr. Boppe is terminated without cause or resigns for good reason within one year following a “change of control” (as defined in the Agreement), he will receive an amount equal to 299% of his base salary, annual bonus and equivalent benefits (subject to reduction to the extent that such payment constitutes an “excess parachute payment” under the Internal Revenue Code of 1986, as amended).

The Agreement also contains covenants relating to non-competition and non-solicitation, each for a period of 12 months following the last day of Mr. Boppe’s employment, and covenants relating to confidentiality and nondisclosure.

The full text of the form of the Agreement is attached as Exhibit 10.1 to this report.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement of Jeffrey S. Boppe.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2007

Eagle Financial Services, Inc.

By:	/s/ JAMES W. MCCARTY, JR.
James W. McCarty, Jr.
Vice President, Chief Financial Officer,
and Secretary-Treasurer

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